UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2023

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400
Stamford
Connecticut	06901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 504-1020
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 5, 2023, Takashi Kurihara resigned as a member of the Board of Directors (the "Board") of Aircastle Limited (the "Company"). Mr. Kurihara has been a Director of the Company since May 2019. Mr. Kurihara will remain as Chairman and still serve as a member of the Compensation, Risk & Governance, Audit and Investment Committees of the Board.

Effective October 5, 2023, Kosuke Takechi has become a member of the Board of the Company. Mr. Takechi was nominated to the Board by Marubeni Corporation ("Marubeni") and appointed as Director as set forth in the Company's bylaws.

Mr. Takechi currently holds the position of Managing Executive Officer and serves as the Regional CEO for the Americas, as well as the Regional COO for North & Central Americas, at Marubeni. He also holds the role of President and CEO of Marubeni America Corporation. Prior to this, Mr. Takechi served as an Executive Officer and held the position of Chief Operating Officer of the Aerospace & Ship Division from April 2018 to March 2022.

Mr. Takechi's academic background includes a bachelor's degree from the Faculty of Law at Keio University in Tokyo. With over three decades of experience within Marubeni's Aerospace & Ship Division, Mr. Takechi brings a wealth of expertise to the Board, particularly in the areas of operational management, strategic planning, and financial matters relevant to the aviation industry.

Mr. Takechi will not receive any compensation from the Company for his service as a director.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher L. Beers
Christopher L. Beers
Chief Legal Officer and Secretary
Date: October 10, 2023